UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011
TIGERLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive Irvine, CA 92618
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (949) 442-4400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2011, the Board of Directors (the “Board”) of TigerLogic Corporation (the “Company”) elected Nancy M. Harvey as a director to serve as a member of the class of directors whose term expires at the annual meeting of stockholders for the fiscal year 2013. In connection with Ms. Harvey's election, the Board increased the authorized number of directors on the Board from five to six. The Board also appointed Ms. Harvey to serve as a member and the Chairperson of the Board's Audit Committee.

Ms. Harvey, 58, currently serves as an Executive-in-Residence at UChicagoTech, the Office of Technology and Intellectual Property of the University of Chicago, and has been an independent management consultant since April 2010. From January 2008 to March 2010, Ms. Harvey served as Executive Director at Wolfram Research Inc., a developer of technical computing software and other resources including Mathematica and Wolfram|Alpha, and as Chief Executive Officer of Wolfram Solutions, which provides comprehensive solutions bundling professional services and Wolfram technologies. From December 2005 to December 2007, Ms. Harvey was an independent management consultant. Ms. Harvey served as President and Chief Executive Officer of TenFold Inc. (Nasdaq:TENF) (OTC Bulletin Board: TENF) a provider of enterprise software solutions and an applications development platform from January 2001 to November 2005, and as a director of TENF from January 2001 to May 2006, and as Chief Financial Officer of TENF from April 2002 to November 2005, and as Chief Operating Officer of TENF from July 2000 to January 2001. From October 1997 to May 2000, Ms. Harvey served as Executive Vice President of CSC Health Care Group, a global business vertical within the Computer Sciences Corporation (NYSE:CSC). Ms. Harvey holds a B.A. in Biology and Chemistry from the College of Creative Studies of the University of California, Santa Barbara; a Ph.D. in Chemical Physics from the University of Minnesota; and an M.B.A. from the Wharton School of the University of Pennsylvania. The Board believes Ms. Harvey's extensive senior executive experience in publicly listed technology companies, combined with her previous directorship experience in a publicly listed technology company, qualifies Ms. Harvey to serve as our director.

In connection with Ms. Harvey's election to the Board, and in accordance with the Company's standard compensation program for non-employee directors, the Board approved a stock option award to Ms. Harvey to purchase up to 25,000 shares of the Company's common stock under the Company's 2009 Equity Incentive Plan and a standard form of agreement thereunder. In addition, the Board approved a stock option award to Ms. Harvey to purchase up to 15,000 shares of the Company's common stock under the Company's 2009 Equity Incentive Plan and a standard form of agreement thereunder in connection with her appointment as the Chairperson of the Audit Committee. In accordance with the Company's existing policy, the grant of these options was effective on September 1, 2011 at an exercise price of $2.87 per share. The shares subject to both options vest monthly in equal installments over a three-year period and will become fully vested in the event of a change in control of the Company.

Under the Company's existing compensation program for all non-employee directors, Ms. Harvey will also be eligible to receive an annual stock option grant of 10,000 shares of the Company's common stock on the first business day immediately following the date of each Annual Meeting of Stockholders and will be eligible for reimbursement of out-of-pocket expenses incurred in attending Board meetings and a cash payment of $1,000 for each Board meeting attended in-person; $500 for each Board meeting attended telephonically; and $250 for each meeting of the committees of the Board.

Also effective August 31, 2011, in connection with him joining the Company as an employee, Gerald F. Chew stepped down from his positions as the Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Company, while continuing to serve on the Board as a director. Director Douglas G. Ballinger was appointed by the Board to serve on the Compensation Committee and the Nominating and Corporate Governance Committee.

Effective September 1, 2011, the Board appointed Mr. Chew as the Company's Senior Vice President, Corporate and Product Development. Mr. Chew, 51, joined the Board in July 1998. Since October 2003, Mr. Chew has served as Managing Director of Bridgetown Associates LLC, an investment advisory firm. In addition, from September 2008 to June 2010, Mr. Chew served as a Senior Vice President at IHS, Inc. (NYSE: IHS), a leading global source of critical information and insight. Mr. Chew served as President and Chief Operating Officer of MDSI Mobile Data Solutions Inc. (Nasdaq: MDSI; TSE: MMD) (“MDSI”), a provider of mobile workforce management solutions, from April 2001 to March 2002 and served as a director of MDSI from 1995 until April 2001. Mr. Chew holds a B.S. in Electrical Engineering from the University of California, Davis and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College. Mr. Chew is also an advisor to several private companies. Mr. Chew is a cousin of Richard W. Koe, the Company's Chairman and Interim President and Chief Executive Officer.

In connection with Mr. Chew's appointment as the Company's Senior Vice President, Corporate and Product Development, the Board approved a stock option award to Mr. Chew to purchase up to 300,000 shares of the Company's common stock under the Company's 2009 Equity Incentive Plan and a standard form of agreement thereunder. In accordance with the Company's policy, this option grant was effective on September 1, 2011 at an exercise price of $2.87 per share. One-fourth of the shares subject to the option vests on the one year anniversary of the grant date, and 1/48th of the shares subject to the option vests in equal monthly installments thereafter. The shares subject to the option will become fully vested in the event of a change in control of the Company. Mr. Chew's compensation includes a base salary of $200,000 and a one-time signing bonus of $24,000. He will also be eligible for other benefits consistent with the treatment of other executives within the Company. A copy of Mr. Chew's offer letter is attached as Exhibit 10.12 to this Current Report on Form 8-K and any description of Mr. Chew's compensation contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such offer letter. Mr. Chew will no longer be eligible to participate in the Company's non-employee director compensation program.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.12	Offer Letter, dated August 31, 2011, by and between the Company and Gerald F. Chew.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: September 2, 2011	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer

4